EXHIBIT 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-85090, 333-97043, 333-108896, 333-110486 and 333-131315, on Form F-3, and
Nos. 33-80947, 333-06482, 333-11720, 333-83204, 333-107943 and 333-117565, on
Form S-8, of our report dated February 1, 2006, relating to the consolidated financial statements of Tower Semiconductor Ltd., appearing in this Annual Report on Form 20-F of Tower Semiconductor Ltd. for the year ended December 31, 2005.

Brightman Almagor & Co.
Certified Public Accountants
A Member Firm of Deloitte Touche Tohmatsu


Tel Aviv, Israel
July 13, 2006